Registration No.


    SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549

                 FORM S-8

          REGISTRATION STATEMENT
                   UNDER
        THE SECURITIES ACT OF 1933

     DATA SYSTEMS NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

              Michigan                              38-2649874
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

  34705 West Twelve Mile Road, Suite 300
     Farmington Hills, Michigan 48331
(Address of principal executive offices, including zip code)

     DATA SYSTEMS NETWORK CORPORATION
          1994 STOCK OPTION PLAN
         (Full title of the Plan)

            Michael W. Grieves
     34705 West Twelve Mile, Suite 300
     Farmington Hills, Michigan  48331
              (248) 489-8700
   (Name, address and telephone number,
including area code, of agent for service)

                Copies to:

               Mark A. Metz
            Dykema Gossett PLLC
          400 Renaissance Center
         Detroit, Michigan  48243
              (313) 568-5434

      CALCULATION OF REGISTRATION FEE

  Title of                  Proposed Maximum  Proposed Maximum   Amount of
Securities to  Amount to be     Offering          Aggregate     Registration
be Registered   Registered   Price Per Share*  Offering Price*       Fee
----------------------------------------------------------------------------
Common Stock  400,000 shares**  $12.59         $5,036,000        $1,526.06
----------------------------------------------------------------------------


* The price shown is the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on November 19, 1997, in accordance with Rule 457(h).
** The number of shares may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a).


In accordance with general instruction E to Form S-8, Data Systems Network Corporation (the "Company") hereby incorporates by reference the contents of its Registration Statement on Form S-8 (no. 333-05505) filed June 7, 1996.








Item 8.  EXHIBITS

         The following exhibits are filed with this registration statement:

         5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

         23.1    Consent of KPMG Peat Marwick LLP

         23.2    Consent of Deloitte and Touche LLP

         23.3    Consent of Dykema Gossett PLLC (contained in Exhibit 5)

         99 Data Systems Network Corporation 1994 Stock Option Plan, as amended (filed as Exhibit 10.3(c) to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997 and incorporated herein by reference)























































                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan on November 21, 1997.

DATA SYSTEMS NETWORK CORPORATION


By:  /s/ Michael W. Grieves
     Michael W. Grieves
Its: Chairman of the Board, President
     and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Grieves, Philip M. Goy and Mark A. Metz, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, and to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on November 21, 1997.

        Signature                       Title
        ---------                       -----

         /S/ Michael W. Grieves          Chairman of the Board, President and
        Michael W. Grieves              Chief Executive Officer


         /S/ Philip M. Goy               Vice President of Finance, Treasurer
        Philip M. Goy                   and Chief Financial Officer
                                        (principal financial and accounting
                                        officer)



         /S/ Walter J. Aspatore          Director
        Walter J. Aspatore


         /S/ Richard R. Burkhart         Director
        Richard R. Burkhart


         /S/ Jerry A. Dusa               Director
        Jerry A. Dusa









                               INDEX TO EXHIBITS



Number                Description

5                Opinion of Dykema Gossett PLLC

23.1             Consent of KPMG Peat Marwick LLP

23.2             Consent of Deloitte and Touche LLP